                      AMENDED AND RESTATED EMPLOYMENT AGREEMENT


          This AMENDED AND RESTATED EMPLOYMENT AGREEMENT ("Agreement"), effective as of this 12th day of May, 1998, is entered into by and between Thomas A. George ("Employee") and Oakley, Inc., a Washington corporation ("Company").

          WHEREAS, Employee and the Company have previously entered into that certain employment agreement (the "Old Employment Agreement") dated October 6, 1997 (the "Effective Date"); and

          WHEREAS, Employee and the Company desire to amend and restate in its entirety the Old Employment Agreement.

          NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, Employee and the Company have agreed and do hereby agree as follows:

          1. EMPLOYMENT. The Company does hereby employ, engage and hire Employee as Chief Financial Officer of the Company, and Employee does hereby accept and agree to such hiring, engagement and employment. In such capacity, Employee shall have such executive and managerial powers and duties with respect to the Company as may be from time to time reasonably assigned to him by the Board of Directors or the President, Chief Executive Officer or Chief Operating Officer of the Company, including without limitation responsibility for the accounting, finance and investor relations functions of the Company. Except for sick leave, reasonable vacations and excused leaves of absence, Employee shall, throughout his period of employment, devote substantially all his working time, attention, knowledge and skills, diligently and to the best of his ability, to the performance of such duties in furtherance of the business of the Company.

          2. TERM OF AGREEMENT. The term ("Term") of this Agreement shall commence on the Effective Date and shall continue for a period of two (2) years; PROVIDED, HOWEVER, that on each anniversary of the Effective Date the Term of the Agreement shall automatically be extended for one additional year unless, not less than three months prior to any such anniversary, either party shall have given written notice to the other that it does not wish to extend the Term of the Agreement.

          3.   COMPENSATION.

               (a) BASE SALARY. The Company shall pay Employee an annual base salary no less than at the rate of $195,000 per year, payable in equal biweekly installments or at such other times as Employee and the Company shall agree. Employee's base salary may be increased as determined by the Board of Directors of the Company in its sole discretion.

               (b) BONUS. Commencing January 1, 1998, Employee shall be eligible to participate in the Company's Performance Bonus Plan. Employee's annual target bonus under the Performance Bonus Plan shall not be less than $80,000. Employee shall not be eligible to receive an annual performance bonus with respect to the year ending December 31, 1997.

               (c) STOCK OPTION GRANT. The Board of Directors of the Company has determined to grant Employee a stock option (the "Option") to purchase 90,000 shares of Oakley common stock, par value $.01 per share (the "Common Stock"). The Option shall (i) be an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code to the extent permitted by law, and a non-qualified stock option otherwise, (ii) be effective as of the Effective Date (the "Date of Grant"), (iii) have a term of 10 years from the Date of Grant, (iv) have an exercise price equal to the closing price of the Common Stock on the New York Stock Exchange on the Date of Grant, (v) vest and become exercisable in equal 25% installments on each of the first four anniversaries of the Date of Grant, and (vi) contain such other terms and conditions as generally apply to option grants made to the Company's senior executives.

               (d) RELOCATION. As a condition of his employment with the Company, Employee agrees to relocate his principal residence from San Diego County to Orange County, California as soon as reasonably practicable. In accordance therewith, Employee agrees (i) to purchase a home in Orange County (the "Orange County Residence") as soon as reasonably practicable (but in no event later than January 31, 1998), (ii) to move his principal residence to the Orange County Residence as soon as reasonably practicable after the date of such purchase, and (iii) thereafter to maintain his principal residence in Orange County throughout the remainder of the Term. In consideration thereof, and to assist Employee in acquiring the Orange County Residence, Company agrees to provide Employee with the following relocation benefits:

                    i) DATE OF HIRE BONUS. On Employee's first day of work at the Company, the Company shall pay Employee a one-time cash bonus in the amount of $10,000.

                    ii) RELOCATION BONUS. If Employee purchases the Orange County Residence on or before January 31, 1998 and moves his principal residence to the Orange County Residence as soon as reasonably practicable thereafter, then, within five (5) business days following the date Employee begins permanent residence in the Orange County Residence, the Company shall pay Employee an additional one-time cash bonus in the amount of $60,000.

                    iii) ADVANCE. The Company agrees to provide Employee with an advance (the "Advance") on his base salary in the amount of $50,000, such amount to be paid to Employee within five (5) business days following the date Employee commences employment with the Company. To offset the Advance, Employee's base salary as set forth in Section 3(a) shall be reduced on a pro rata basis during the two-year period following the Effective Date, with the entire remaining amount of the Advance to be repaid by Employee in full immediately in the event Employee's employment with the Company is terminated under any circumstances prior to the end of such two-year period. Employee agrees that the Company shall have the right to offset the amount of any remaining portion of the Advance against any severance or other payments or obligations of the Company upon or following such termination of employment.

                    iv) HOUSING ALLOWANCE. During the Term, until such time as Employee no longer reasonably requires a second residence in San Diego County, California, the Company shall pay Employee a housing allowance in the amount of $1,500 per month. It is expressly understood that Employee's requirement of a San Diego residence relates solely to his desire to permit his existing children to complete their primary education in San Diego County, and that the housing allowance provided for herein shall terminate at such time as none of such children is attending junior or senior high school in San Diego County. Employee agrees to provide the Company timely notice of any change in circumstances relating to his requirement of a San Diego residence.

               (e) FRINGE BENEFITS. Employee shall be entitled to participate in any fringe and other benefit programs adopted from time to time by the Company for the benefit of its senior executives.

          4.   TERMINATION OF EMPLOYMENT.

               (a) DEATH. If Employee dies while employed by the Company, his employment shall immediately terminate and the Company's obligation to pay Employee's base salary shall cease as of the date of death. Within ten (10) days following such death, the Company shall pay to Employee's estate an amount equal to Employee's then current target bonus under the Performance Bonus Plan, prorated through the date of death. Employee's beneficiaries or his estate shall receive benefits in accordance with any Company plans then in effect.

               (b) DISABILITY. If as a result of Employee's incapacity due to physical or mental illness ("Disability"), Employee shall have been absent from the full-time performance of his duties with the Company for six consecutive months, the Company may, upon 30 days' notice to Employee, terminate Employee's employment. Within ten (10) days following such termination for Disability, the Company shall pay Employee an amount equal to one year's base salary plus an amount equal to Employee's target bonus under the Performance Bonus Plan, prorated through the date of such termination. Such payment shall not affect Employee's rights under any Company disability plan in which Employee may then be a participant.

               (c) TERMINATION FOR CAUSE. The Company shall have the right to terminate Employee's employment for Cause by giving Employee written notice of the effective date of such termination. For purposes of this Agreement, "Cause" shall mean (i) fraud, misappropriation, embezzlement or other act of material misconduct against the Company, or (ii) substantial or willful failure to perform specific and lawful directives of the Board of Directors or the President, Chief Executive Officer or Chief Operating Officer of the Company consistent with Employee's employment or (iii) other material breach of this Agreement by Employee. If the Company terminates Employee's employment for Cause, the Company shall have no further obligation under this Agreement from and after the date of termination.

               (d) VOLUNTARY TERMINATION BY EMPLOYEE. In the event that Employee's employment with the Company is voluntarily terminated by Em-ployee other than for Good Reason, the Company shall have no further obligation under this Agreement from and after the date of termination. In addition, if such termination occurs prior to the one year anniversary of the Effective Date, Employee shall be required to repay to the Company immediately a pro rata portion of the hiring and relocation bonuses provided for in Sections 3(d)(i) and (ii) above, such proration to be calculated by multiplying the amount of such bonuses by a fraction, the numerator of which is the number of days between the date of such termination and October 6, 1998, and the denominator of which is 365. For purposes of this Agreement, "Good Reason" shall mean any material breach by the Company of any provision of this Agreement.

               (e)  OTHER TERMINATION.  If Employee's employment is terminated
(i) by the Company for any reason other than Employee's death or disability or for Cause or (ii) by Employee for Good Reason, the Company shall pay Employee
(x) his base salary for a period equal to the LESSER of twelve months or the remaining Term of this Agreement (the "Severance Period"), in either case as if Employee had remained in the Company's employ at an annual rate of compensation equal to his base salary as of the date of termination, and (y) an amount equal to the product of (A) Employee's annual target bonus under the Performance Bonus Plan as in effect at the time of such termination and (B) a fraction, the numerator of which is the number of full months in the Severance Period, and the denominator of which is 12.

          5.   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS.

               (a) DEFINITION OF "INVENTIONS". As used herein, the term "Inventions" shall mean all inventions, discoveries, improvements, trade secrets, formulas, techniques, data, programs, systems, specifications, documentation, algorithms, flow charts, logic diagrams, source codes, processes, and other information, including works-in-progress, whether or not subject to patent, trademark, copyright, trade secret, or mask work protection, and whether or not reduced to practice, which are made, created, authored, conceived, or reduced to practice by Employee, either alone or jointly with others, during the period of employment with the Company which (A) relate to the actual or anticipated business, activities, research, or investigations of the Company or
(B) result from or is suggested by work performed by Employee for the Company (whether or not made or conceived during normal working hours or on the premises of the Company) or (C) which result, to any extent, from use of the Company's premises or property, unless, in the case of clause (C) only, (i) Employee has reimbursed the Company in an amount equal to the value of the use of such premises or property (as determined by the Company based upon the Company's all-in cost, which shall include without limitation compensation and overhead expense) and (ii) the Company approved the use of its premises or property prior to the use thereof by Employee.

               (b) WORK FOR HIRE. Employee expressly acknowledges that all copyrightable aspects of the Inventions are to be considered "works made for hire" within the meaning of the Copyright Act of 1976, as amended (the "Act"), and that the Company is to be the "author" within the meaning of such Act for all purposes. All such copyrightable works, as well as all copies of such works in whatever medium fixed or embodied, shall be owned exclusively by the Company as of its creation, and Employee hereby expressly disclaims any and all interest in any of such copyrightable works and waives any right of DROIT MORALE or similar rights.

               (c) ASSIGNMENT. Employee acknowledges and agrees that all Inventions constitute trade secrets of the Company and shall be the sole property of the Company or any other entity designated by the Company. In the event that title to any or all of the Inventions, or any part or element thereof, may not, by operation of law, vest in the Company, or such Inventions may be found as a matter of law not to be "works made for hire" within the meaning of the Act, Employee hereby conveys and irrevocably assigns to the Company, without further consideration, all his right, title and interest, throughout the universe and in perpetuity, in all Inventions and all copies of them, in whatever medium fixed or embodied, and in all written records, graphics, diagrams, notes, or reports relating thereto in Employee's possession or under his control, including, with respect to any of the foregoing, all rights of copyright, patent, trademark, trade secret, mask work, and any and all other proprietary rights therein, the right to modify and create derivative works, the right to invoke the benefit of any priority under any international convention, and all rights to register and renew same. Employee understands that Inventions do not include, and the obligations set forth above in this
Section 5(c) do not apply to, subject matter that qualifies fully under the provisions of Section 2870 of the California Labor Code.

               (d) PROPRIETARY NOTICES; NO FILINGS; WAIVER OF MORAL RIGHTS. Employee acknowledges that all Inventions shall, at the sole option of the Company, bear the Company's patent, copyright, trademark, trade secret, and mask work notices.

               Employee agrees not to file any patent, copyright, or trademark applications relating to any Invention, except with prior written consent of an authorized representative of the Company (other than Employee).

               Employee hereby expressly disclaims any and all interest in any Inventions and waives any right of DROIT MORALE or similar rights, such as rights of integrity or the right to be attributed as the creator of the Invention.

               (e) FURTHER ASSURANCES. Employee agrees to assist the Company, or any party designated by the Company, promptly on the Company's request, whether before or after the termination of employment, however such termination may occur, in perfecting, registering, maintaining, and enforcing, in any jurisdiction, the Company's rights in the Inventions by performing all acts and executing all documents and instruments deemed necessary or convenient by the Company, including, by way of illustration and not limitation:

                    i) Executing assignments, applications, and other documents and instruments in connection with (A) obtaining patents, copyrights, trademarks, mask works, or other proprietary protections for the Inventions and (B) confirming the assignment to the Company of all right, title, and interest in the Inventions or otherwise establishing the Company's exclusive ownership rights therein.

                    ii) Cooperating in the prosecution of patent, copyright, trademark and mask work applications, as well as in the enforcement of the Company's rights in the Inventions, including, but not limited to, testifying in court or before any patent, copyright, trademark or mask work registry office or any other administrative body.

               Employee shall be reimbursed for all out-of-pocket costs incurred in connection with the foregoing, if such assistance is requested by the Company after the termination of Employee's employment. In addition, to the extent that, after the termination of employment for whatever reason, Employee's technical expertise shall be required in connection with the fulfillment of the aforementioned obligations, the Company shall compensate Employee at a reasonable rate for the time actually spent by Employee at the Company's request rendering such assistance.

               (f) POWER OF ATTORNEY. Employee hereby irrevocably appoints the Company to be his Attorney-In-Fact to execute any document and to take any action in his name and on his behalf and to generally use his name for the purpose of giving to the Company the full benefit of the assignment provisions set forth above.

               (g) DISCLOSURE OF INVENTIONS. Employee shall make full and prompt disclosure to the Company of all Inventions subject to assignment to the Company, and all information relating thereto in Employee's possession or under his control as to possible applications and use thereof.

          6. NO VIOLATION OF THIRD-PARTY RIGHTS. Employee represents, warrants, and covenants that he:

               (a) will not, in the course of employment, infringe upon or violate any proprietary rights of any third party (including, without limitation, any third party confidential relationships, patents, copyrights, mask works, trade secrets, or other proprietary rights);

               (b) is not a party to any conflicting agreements with third parties which will prevent him from fulfilling the terms of employment and the obligations of this Agreement;

               (c) does not have in his possession any confidential or proprietary information or documents belonging to others and will not disclose to the Company, use, or induce the Company to use, any confidential or proprietary information or documents of others; and

               (d) agrees to respect any and all valid obligations which he may now have to prior employers or to others relating to confidential information, inventions, or discoveries which are the property of those prior employers or others, as the case may be.

               Employee has supplied or shall promptly supply to the Company a copy of each written agreement to which Employee is subject (other than any agreement to which the Company is a party) which includes any obligation of confidentiality, assignment of Inventions, or non-competition.

               Employee agrees to indemnify and save harmless the Company from any loss, claim, damage, cost or expense of any kind (including without limitation, reasonable attorney fees) to which the Company may be subjected by virtue of a breach by Employee of the foregoing representations, warranties, and covenants.



          7.   CONFIDENTIAL INFORMATION AND NON-COMPETITION.

               (a) CONFIDENTIALITY. Employee acknowledges that in his employment hereunder he will occupy a position of trust and confidence.
Employee shall not, except as may be required in the normal course of business to perform his duties hereunder or as required by applicable law, without limitation in time or until such information shall have become public other than by Employee's unauthorized disclosure, disclose to others or use, whether directly or indirectly, any Confidential Information regarding the Company, its subsidiaries and affiliates. "Confidential Information" shall mean information about the Company, its subsidiaries and affiliates, and their respective clients and customers that is not disclosed by the Company for financial reporting purposes and that was learned by Employee in the course of his employment by the Company, its subsidiaries and affiliates, including (without limitation) any proprietary knowledge, trade secrets, data, formulae, information and client and customer lists and all papers, resumes, and records (including computer records) of the documents containing such Confidential Information. Employee acknowledges that such Confidential Information is specialized, unique in nature and of great value to the Company, its subsidiaries and affiliates, and that such information gives the Company a competitive advantage. The Employee agrees to (i) deliver or return to the Company, at the Company's request at any time or upon termination or expiration of his employment or as soon thereafter as possible, (A) all documents, computer tapes and disks, records, lists, data, drawings, prints, notes and written information (and all copies thereof) furnished by the Company, its subsidiaries and affiliates, or prepared by the Employee during the term of his employment by the Company, its subsidiaries and affiliates, and (B) all notebooks and other data relating to research or experiments or other work conducted by Employee in the scope of employment or any Inventions made, created, authored, conceived, or reduced to practice by Employee, either alone or jointly with others, and (ii) make full disclosure relating to any Inventions.

               If Employee would like to keep certain property, such as material relating to professional societies or other non-confidential material, upon the termination of employment with the Company, he agrees to discuss such issues with the Company. Where such a request does not put Confidential Information of the Company at risk, the Company will customarily grant the request.

               (b) NON-COMPETITION. During the Term of this Agreement and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, without the prior written consent of the Company, provide consultative services or otherwise provide services to (whether as an employee or a consultant, with or without pay), own, manage, operate, join, control, participate in, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that is then a competitor of the Company, its subsidiaries and affiliates, including without limitation any entity engaged in the design, manufacture and/or distribution of eyewear (each such competitor a "Competitor of the Company"); provided, however, that the "beneficial ownership" by Employee, either individually or as a member of a "group," as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than five percent (5%) of the voting stock of any publicly held corporation shall not alone constitute a violation of this Agreement; PROVIDED, HOWEVER, that if Employee's employment is terminated
(i) by the Company without Cause, (ii) by Employee for Good Reason or (iii) by reason of the expiration of the Term of this Agreement, the non-competition agreement provided for in this subparagraph (b) shall terminate as of the date of such termination of employment. Employee and the Company acknowledge and agree that the business of the Company is global in nature, and that the terms of the non-competition agreement set forth herein shall apply on a worldwide basis.

               (c) NON-SOLICITATION OF CUSTOMERS AND SUPPLIERS. During the Term of this Agreement and for a period of two (2) years thereafter, Employee shall not, directly or indirectly, influence or attempt to influence customers or suppliers of the Company or any of its subsidiaries or affiliates, to divert their business to any Competitor of the Company; PROVIDED, HOWEVER, that if Employee's employment is terminated (i) by the Company without Cause, (ii) by Employee for Good Reason or (iii) by reason of the expiration of the Term of this Agreement, the non-solicitation agreement provided for in this subparagraph
(c) shall terminate as of the date of such termination of employment.

               (d) NON-SOLICITATION OF EMPLOYEES. Employee recognizes that he possesses and will possess confidential information about other employees of the Company, its subsidiaries and affiliates, relating to their education, experience, skills, abilities, compensation and benefits, and inter-personal relationships with customers of the Company, its subsidiaries and affiliates. Employee recognizes that the information he possesses and will possess about these other employees is not generally known, is of substantial value to the Company, its subsidiaries and affiliates in developing their business and in securing and retaining customers, and has been and will be acquired by him because of his business position with the Company, its subsidiaries and affiliates. Employee agrees that, during the Term of this Agreement and for a period of two (2) years thereafter, he will not, directly or indirectly, solicit or recruit any employee of the Company, its subsidiaries and affiliates for the purpose of being employed by him or by any Competitor of the Company on whose behalf he is acting as an agent, representative or employee and that he will not convey any such confidential information or trade secrets about other employees of the Company, its subsidiaries and affiliates to any other person.

               (e) INJUNCTIVE RELIEF. It is expressly agreed that the Company will or would suffer irreparable injury if Employee were to compete with the Company or any subsidiary or affiliate of the Company in violation of any of the provisions of this Section 7 and that the Company would by reason of such competition be entitled to injunctive relief in a court of appropriate jurisdiction, and Employee further consents and stipulates to the entry of such injunctive relief in such a court prohibiting Employee from so competing with the Company or any subsidiary or affiliate of the Company in violation of this Agreement.

               (f)  SURVIVAL OF PROVISIONS.  The obligations contained in this
Section 7 shall survive the termination or expiration of Employee's employment with the Company and shall be fully enforceable thereafter. If it is determined by a court of competent jurisdiction in any state that any restriction in this
Section 7 is excessive in duration or scope or is unreasonable or unenforceable under the laws of that state, it is the intention of the parties that such restriction may be modified or amended by the court to render it enforceable to the maximum extent permitted by the law of that state.

          8. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by fax or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three (3) days after mailing or twenty-four (24) hours after transmission of a fax to the respective persons named below:


          If to Company:      Oakley, Inc.
                              One Icon
                              Foothill Ranch, California 92610

          If to Employee:     Thomas A. George
                              1465 Village View
                              Encinitas, California 92024

Either party may change such party's address for notices by notice duly given pursuant hereto.

               9. INDEMNIFICATION. The Company shall indemnify and hold Employee harmless to the maximum extent permitted under applicable law.

               10. NO MITIGATION; NO OFFSET. Except as provided in Section 3(d)(iii) hereof, Employee shall not be required in any way to mitigate the amount of any payment provided for in this Agreement, and such payments shall not be subject to offset against compensation earned as the result of employment with another employer.

               11. ATTORNEYS' FEES. In the event judicial determination is necessary of any dispute arising as to the parties' rights and obligations hereunder, each party shall have the right, in addition to any other available relief, to attorneys' fees based on a determination by the court of the extent to which each party has prevailed as to the material issues raised in determination of the dispute.

               12. ASSIGNMENT; SUCCESSORS. This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder; PROVIDED, that in the event of the merger, consolidation, transfer or sale of all or substantially all of the assets of the Company with or to any other individual or entity, this Agreement shall be binding upon and inure to the benefit of such successor, and such successor shall discharge and perform all the promises, covenants, duties and obligations of the Company hereunder.

               13. GOVERNING LAW. This Agreement and the legal relations thus created between the parties hereto shall be governed by and construed under and in accordance with the laws of the State of California.

               14. WAIVER; MODIFICATION. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof shall not be deemed a waiver of such term, covenant, or condition, nor shall any waiver or relinquishment of, or failure to insist upon strict compliance with, any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times. This Agreement shall not be modified in any respect except by a writing executed by each party hereto.

               15. SEVERABILITY. In the event that a court of competent jurisdiction determines that any portion of this Agreement is in violation of any statute or public policy, only the portions of this Agreement that violate such statute or public policy shall be stricken. All portions of this Agreement that do not violate any statute or public policy shall continue in full force and effect. Further, any court order striking any portion of this Agreement shall modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties under this Agreement.

               16. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

               17. OLD EMPLOYMENT AGREEMENT SUPERSEDED. The Old Employment Agreement is hereby amended, restated and superseded in its entirety as of the date hereof.

               IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Employee has hereunto signed this Agreement, as of the date referred to above.


                                             OAKLEY, INC.


                                             ------------------------------
                                             By:  R. Link Newcomb
                                             Its: Chief Executive Officer



                                             ------------------------------
                                             THOMAS A. GEORGE